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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Post-Effective Amendment No. 3 to Registration Statement on Form S-8 and Post-Effective Amendment No.4 to Registration Statement on Form S-8 of our report dated March 12, 2002, except for Notes 12 and 14, as to which the date is April 4, 2002, relating to the financial statements, which appears in Blyth, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the incorporation by reference of our report dated March 12, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Post-Effective Amendments to Registration Statements on Form S-8.


                                      /s/PricewaterhouseCoopers LLP



Stamford, Connecticut
August 13, 2002